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                                                                    EXHIBIT 10.3
                FORM OF CHANGE OF CONTROL EMPLOYMENT AGREEMENT
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     This Change of Control Employment Agreement (hereinafter referred to as
"Agreement") is entered into effective as of        ,199   (hereinafter referred
                                            --------    --
to as "Effective Date") by and between Highland Federal Bank, FSB (hereinafter referred to as "Bank") and ______________ (hereinafter referred to as "Executive").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, in order to ensure the successful management of the Bank, the Bank desires to avail itself of the experience, skills, abilities and knowledge of Executive;

     WHEREAS, should the possibility of a Change of Control (as defined below) arise, the Board of Directors of the Bank (hereinafter referred to as "Board") believes it imperative that the Bank and the Board be able to rely upon the Executive to continue in Executive's position, and that the Bank be able to receive and rely upon the Executive's advice, if it requests such advice, as to the best interests of the Bank, without concern that Executive might be distracted by the personal uncertainties and risks created by the possibility of a Change of Control;

     WHEREAS, should the possibility of a Change of Control arise, in addition to the Executive's regular duties, the Executive may be called upon to assist in the assessment of such possible Change of Control, to advise management and the Board as to whether such Change of Control would be in the best interests of the Bank and to take such other actions as the Board might determine to be appropriate;

     WHEREAS, the Bank desires to continue to avail itself of the skill, knowledge and experience of Executive to ensure the successful management of the business of the Bank should the Board agree to enter into a Change of Control and the employment of the Executive is materially adversely altered or not continued by the acquiring financial institution or individuals following the closing of such Change of Control; and

     WHEREAS, the Agreement was duly reviewed, fixed, stated, approved and authorized for and on behalf of the Bank by action of
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the Board.

   NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants, terms and conditions hereinafter set forth, the sufficiency of which is acknowledged, the parties hereto covenant and agree as follows:

   1.   DEFINITIONS.
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        As used in this Agreement:

        1.1 Change of Control. "Change of Control" means (i) a merger where the
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Bank is not the surviving entity; (ii) a consolidation where the Bank is not the surviving entity; (iii) a transfer to another entity of all or substantially all of the assets of the Bank; (iv) an acquisition by a person (which term includes an entity or an individual) or persons acting as a group of more than fifty percent (50%) of the then outstanding shares of the Bank that are held by a person or group of persons (whether or not acting in concert) not the holder of more than fifty percent (50%) of the shares of the Bank on the Effective Date;
or (v) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period were members of the Board (the "Incumbent
Board") shall cease to constitute a majority of the Board or the board of directors of any successor to the Bank, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of least seventy-five percent (75%) of the directors compromising the Incumbent Board shall, for purposes hereof, be considered as though such individual were a member of the Incumbent Board.

        1.2 Good Reason. "Good Reason" means (i) the Executive's then current
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level of annual base salary is reduced; or (ii) there is any reduction in the employee benefit coverage provided to the Executive (including pension, profit sharing, deferred compensation, life insurance and health insurance, but not including incentive bonuses) from the coverage levels in effect immediately prior to the Change of Control, unless the Bank provides substantially equivalent employee benefits to the Executive; or (iii) the Executive suffers a material diminution in Executive's title, position, reporting relationship, responsibilities, authority or offices; or (iv) there is a

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relocation of the Executive's principal business office by more than fifty (50)
miles from its existing location; or (v) the Bank fails to obtain assumption of any employment agreement relating to Executive by any successor or assign of the Bank; provided, however, that termination by the Executive for Good Reason must be made in good faith.

    2.   EMPLOYMENT OF EXECUTIVE.
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    This Agreement is not intended to alter or otherwise change the current employment relationship between Executive and the Bank except as stated herein.

    3.   DUTIES.
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         3.1 General. Executive shall serve as _______________________________
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_____________________________, subject to the powers by law vested in the Board and in the Bank's shareholders.

         3.2 Performance. Executive shall devote substantially all of
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Executive's full energies, interest, abilities and productive time to the business of the Bank.

    4.   CHANGE OF CONTROL.
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         4.1 General. In the event that (i) a Change of Control occurs during
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the employment of the Executive and (ii) (a) the Executive's position is either eliminated or materially changed or (b) the Executive terminates or resigns Executive's employment for a Good Reason, the Executive shall receive eighteen
(18) months of the Executive's then current annual salary in full and complete satisfaction of any and all rights which Executive may enjoy hereunder. Said amount shall not reduce or otherwise affect Executive's rights, if any, to exercise any stock options vested prior to such termination. The Executive may choose to receive said amount in a lump sum or in quarterly payments.

         4.2 Continuation of Health Insurance Upon Termination. If the Bank
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terminates the employment of Executive upon a Change of Control as provided above, the Bank will issue notice of continuation of health insurance pursuant to federal law (including COBRA), and will pay Executive the equivalent eighteen
(18) months' continuation of such benefits.

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      4.3 Notice of Good Reason by Executive to Bank. Notwithstanding anything
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to the contrary contained herein, Executive shall not be deemed to have terminated or resigned Executive's employment for Good Reason unless (i) the Executive shall give written notice to the Bank not later than thirty (30) days prior to the effective date of such termination for Good Reason and within six
(6) months after the date the Executive first becomes entitled to terminate for Good Reason on account of the event(s) forming the basis for such termination, setting forth in specific detail the basis for such termination for Good Reason; and (ii) the Bank shall not, within thirty (30) days after receipt of such notice, take actions reasonably acceptable to the Executive to remedy the circumstances leading to the termination for Good Reason.

      4.4 Termination Prior to a Change of Control. Notwithstanding anything to
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the contrary contained herein, in the event of termination of employment of
Executive prior to a Change of Control (provided that such termination is not due solely to a Change of Control that is expected to occur in the future), Executive shall not receive the benefits of Sections 4.1 and 4.2. Nothing herein shall prevent the Executive from exercising any stock options vested prior to such termination.

      4.5 Termination for Cause. The provisions of subsection (b) of Section
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563.39 of the OTS Regulations as in effect on the Effective Date are hereby made a part of this Agreement and are incorporated herein by this reference thereto.

      4.6 Regulatory Limitation. Any payments made to Executive pursuant to this
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Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. /S/1828(k) and any regulations promulgated thereunder, including without limitation Part 359 of the FDIC Regulations.

   5. MISCELLANEOUS.
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      5.1 Term. The term of this Agreement shall commence on the Effective Date
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and shall continue until the fifth anniversary of the Effective Date
(hereinafter referred to as "Expiration Date"). At any time during the twelve months preceding the Expiration Date or the expiration date of any extended term of this Agreement, the Board may extend the term of this Agreement for

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additional terms.

   5.2 Notice. Any and all notices and other communications hereunder shall be
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in writing and shall be deemed to have been duly given when delivered personally or forty-eight (48) hours after being mailed, certified or registered mail, return receipt requested, postage prepaid, to the addresses as may from time to time be designated by the parties hereto in writing.

   5.3 Time. Time is of the essence in the performance of this Agreement with
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respect to each and every provision of this Agreement in which time is a factor.

   5.4 Entire Agreement. This Agreement sets forth the entire agreement between
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Executive and the Bank pertaining to the subject matter hereof, fully supersedes any and all prior agreements or understandings between Executive and any other persons on behalf of the Bank pertaining to the subject matter hereof and no change or modification of or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing and signed and dated by Executive and the Bank.

   5.5 Further Assurances. Executive and the Bank, without the necessity of any
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further consideration, agree to execute and deliver such other documents and take such other actions as may be necessary to consummate more effectively the purposes and subject matter of this Agreement.

   5.6 Applicable Law; Severability. The existence, validity, construction and
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operational effect of this Agreement, any and all of these covenants, agreements, representations, warranties, terms and conditions, and the rights and obligations of Executive and the Bank hereunder shall be determined in accordance with federal law, including without limitation the regulations of the Office of Thrift Supervision. Any provision of this Agreement which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

   5.7 Controversy. In the event of any controversy, claim, or dispute between
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Executive and the Bank arising out of or relating to this Agreement, the prevailing party shall be entitled

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to recover as costs from the non-prevailing party reasonable expenses, including, but not by way of limitation, attorneys' fees and costs and accountant's fees and costs.

    5.8 Arbitration. Any dispute regarding any aspect of this Agreement,
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including but not limited to its formation, performance or breach ("arbitrable dispute"), shall be submitted to arbitration in Los Angeles County, California, before a single experienced employment arbitrator licensed to practice law in California and selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as the exclusive forum for resolving such claims or dispute. The arbitrator shall not have authority to modify or change the Agreement in any respect. The prevailing party in any such arbitration shall be awarded its costs, expenses, and actual attorneys' fees and costs incurred in connection with the arbitration. The Bank and Executive shall each be responsible for payment of one-half the amount of the arbitrator's fee(s). The arbitrator's decision and/or award will be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of Los Angeles. Should any party to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the responding party shall recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

    5.9 Headings and Gender. The section headings used in this Agreement are
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intended solely for the convenience of reference and shall not in any way or manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Agreement, and the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

   5.10 Successors. The covenants, agreements, representations, warranties,
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terms and conditions contained in this Agreement shall be binding upon and inure to the benefit of the heirs, beneficiaries, representatives, successors and assigns of

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Executive and the Bank, provided, however, that Executive may not assign any or all of Executive's rights or duties hereunder except upon the prior written consent of the Board in its sole and absolute discretion.

   IN WITNESS WHEREOF, this Agreement is entered into effective as of the Effective Date.



                                        ----------------------------


                                        HIGHLAND FEDERAL BANK, FSB


                                        By:
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                                        Its:
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